Exhibit 99.1

Offerpad Strengthens Liquidity and Drives Margin Improvement in Third Quarter 2025

TEMPE, Ariz. – November 3, 2025 – Offerpad (NYSE: OPAD), a leading real estate tech company built to simplify the home selling and buying experience, today announced its financial results for the third quarter ended September 30, 2025.

Offerpad reported revenue of $132.7M and sold 367 homes during the quarter. The company continued to demonstrate operational discipline and saw strong momentum across its asset-light services, supporting platform scalability and long-term growth.

“We’ve spent the past several quarters strengthening the foundation of our business and expanding our reach through asset-light services,” said Brian Bair, Chairman and CEO of Offerpad. “That discipline is paying off. We’re executing with focus, scaling efficiently with partners, and believe we are building real momentum across HomePro, Renovate, and Direct+. We expect that as the market stabilizes, we’re positioned to grow from a stronger, more diversified platform.”

Q3 2025 Highlights

•	Offerpad’s total liquidity exceeds $75M, strengthened by Q3 and ongoing capital raise activities

•	Operating expenses improved by 38% year over year, reflecting ongoing cost efficiencies and streamlined operations

•	Continued expansion of asset-light services, including HomePro, Renovate, and Direct+, which we believe positions Offerpad for scalable, higher-margin growth as market conditions stabilize

•	Offerpad Renovate delivered $8.5 million in revenue, the highest quarterly revenue since the product’s launch, reflecting increased demand from institutional and investor partners

Financial Summary

•	Revenue: $132.7M

•	Homes Sold: 367

•	Gross Margin: 7.0%

•	Net Loss: ($11.6M)

•	Adjusted EBITDA Loss: ($4.6M), improving 4% sequentially

•	Unrestricted Cash: $31.0M

•	Total Liquidity: Over $75M

“Our ongoing capital raise efforts have further strengthened our balance sheet and are expected to support continued investment in high-margin, asset-light growth areas,” said Peter Knag, Chief Financial Officer of Offerpad. “With a lean cost structure, disciplined operations, and strong liquidity, we believe we’re well positioned to drive ongoing improvement in margins and cash flow.”

Looking Ahead

Offerpad expects Q4 2025 revenue to be in the range of $100M to $125M with 300 to 350 homes sold. The company anticipates Adjusted EBITDA similar to Q3 2025 as it works toward scaling its asset-light services and maintains cost discipline.

For additional information, please refer to Offerpad’s full financial results available at investor.offerpad.com.

Q3 2025 Financial Results (quarter over quarter)

	Q3 2025	Q2 2025	Percentage Change
Homes acquired	203	443	(54%)
Homes sold	367	452	(19%)
Revenue	$132.7M	$160.3M	(17%)
Gross profit	$9.3M	$14.2M	(34%)
Net loss	($11.6M)	($10.9M)	(6%)
Adjusted EBITDA	($4.6M)	($4.8M)	4%
Diluted Net Loss per Share	($0.37)	($0.39)	5%
Gross profit per home sold	$25,400	$31,400	(19%)
Contribution profit after interest per home sold	$8,200	$12,400	(34%)
Cash and cash equivalents	$31.0M	$22.7M	37%

Q3 2025 Financial Results (year over year)

	Q3 2025	Q3 2024	Percentage Change
Homes acquired	203	422	(52%)
Homes sold	367	615	(40%)
Revenue	$132.7M	$208.1M	(36%)
Gross profit	$9.3M	$17.1M	(46%)
Net loss	($11.6M)	($13.5M)	14%
Adjusted EBITDA	($4.6M)	($6.2M)	26%
Diluted Net Loss per Share	($0.37)	($0.49)	(24%)
Gross profit per home sold	$25,400	$27,900	(9%)
Contribution profit after interest per home sold	$8,200	$12,400	(34%)
Cash and cash equivalents	$31.0M	$48.5M	(36%)

Additional information regarding Offerpad’s third quarter of 2025 financial results and management commentary can be found by accessing the Company’s Quarterly Shareholder presentation on the Offerpad investor relations website.

Fourth Quarter 2025 Outlook

Offerpad is providing its fourth quarter outlook for 2025 as follows:

Q4 2025 Outlook
Homes Sold	300 to 350
Revenue	$100M to $125M
Adjusted EBITDA[1]	Similar to Q3 2025

1 See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Brian Bair, Chairman and CEO, and Peter Knag, CFO, will host a conference call and accompanying webcast on November 3, 2025, at 4:30 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website. Those interested can register here. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad, dedicated to simplifying the process of buying and selling homes, is a publicly traded company committed to providing comprehensive solutions that removes the friction from real estate. Our advanced real estate platform offers a range of services, from consumer cash offers to B2B renovation solutions and industry partnership programs, all tailored to meet the unique needs of our clients. Since 2015, we have leveraged local expertise in residential real estate alongside proprietary technology to guide homeowners at every step. Learn more at www.offerpad.com.

#OPAD_IR

Contacts

Investors:

Investors@offerpad.com

Media:

Cortney Read

Chief of Staff & VP, Communications

Press@offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including homes sold, revenue and Adjusted EBITDA, for the fourth quarter of 2025, and expectations regarding market conditions, strategic imperatives and long-term sustainability and growth are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to grow effectively; Offerpad’s ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties; Offerpad’s ability to regain compliance with New York Stock Exchange (“NYSE”) Rule 802.01B, or failure to comply with other NYSE continued listing rules. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 25, 2025, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	September 30,
(in thousands, except per share data) (Unaudited)	2025	2024
Revenue	$132,681	$208,067
Cost of revenue	123,345	190,927

Gross profit	9,336	17,140

Operating expenses:
Sales, marketing and operating	10,141	16,864
General and administrative	5,149	8,254
Technology and development	788	947

Total operating expenses	16,078	26,065

Loss from operations	(6,742)	(8,925)
Other income (expense):
Change in fair value of warrant liabilities	(987)	14
Interest expense	(3,646)	(5,114)
Other income, net	151	512

Total other expense	(4,482)	(4,588)

Loss before income taxes	(11,224)	(13,513)
Income tax expense	(380)	(24)

Net loss	$(11,604)	$(13,537)

Net loss per share, basic	$(0.37)	$(0.49)

Net loss per share, diluted	$(0.37)	$(0.49)

Weighted average common shares outstanding, basic	31,281	27,439

Weighted average common shares outstanding, diluted	31,281	27,439

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands, except par value per share) (Unaudited)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$30,959	$43,018
Restricted cash	2,685	30,608
Accounts receivable	7,388	3,848
Real estate inventory	162,367	214,174
Prepaid expenses and other current assets	2,207	2,564

Total current assets	205,606	294,212
Property and equipment, net	9,313	9,127
Other non-current assets	8,542	9,714

TOTAL ASSETS	$223,461	$313,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,912	$1,922
Accrued and other current liabilities	10,361	11,804
Secured credit facilities and other debt, net	126,335	195,378
Secured credit facilities and other debt - related party	15,828	41,861
Warrant liabilities	1,146	—

Total current liabilities	155,582	250,965
Revolving credit facility, net	14,638	—
Warrant liabilities	—	231
Other long-term liabilities	13,389	14,204

Total liabilities	183,609	265,400

Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 34,928 and 27,379 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3	3
Additional paid in capital	537,459	507,696
Accumulated deficit	(497,610)	(460,046)

Total stockholders’ equity	39,852	47,653

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$223,461	$313,053

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
($ in thousands) (Unaudited)	2025	2024
Cash flows from operating activities:
Net loss	$(37,564)	$(44,834)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	712	464
Amortization of debt financing costs	700	1,466
Real estate inventory valuation adjustment	4,801	2,016
Stock-based compensation	3,854	7,831
Change in fair value of warrant liabilities	915	(349)
Loss on disposal of property and equipment	162	62
Changes in operating assets and liabilities:
Accounts receivable	(3,540)	4,346
Real estate inventory	47,006	18,012
Prepaid expenses and other assets	1,529	3,920
Accounts payable	(10)	(2,382)
Accrued and other liabilities	(2,258)	(2,956)

Net cash provided by (used in) operating activities	16,307	(12,404)

Cash flows from investing activities:
Purchases of property and equipment	(1,079)	(1,245)
Proceeds from sale of property and equipment	19	46

Net cash used in investing activities	(1,060)	(1,199)

Cash flows from financing activities:
Borrowings from secured credit facilities and other debt	360,641	628,105
Repayments of secured credit facilities and other debt	(456,293)	(635,877)
Payment of debt financing costs	(486)	(73)
Borrowings on revolving credit facility	15,000	—
Proceeds from July 2025 Offering	6,000	—
Issuance costs of July 2025 Offering	(839)	—
Proceeds from Sale Agreement offering	21,718	—
Issuance costs of Sale Agreement offering	(938)	—
Proceeds from exercise of stock options	168	17
Payments for taxes related to stock-based awards	(200)	(77)

Net cash used in financing activities	(55,229)	(7,905)

Net change in cash, cash equivalents and restricted cash	(39,982)	(21,508)
Cash, cash equivalents and restricted cash, beginning of period	73,626	79,934

Cash, cash equivalents and restricted cash, end of period	$33,644	$58,426

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$30,959	$48,504
Restricted cash	2,685	9,922

Total cash, cash equivalents and restricted cash	$33,644	$58,426

Supplemental disclosure of cash flow information:
Cash payments for interest	$12,958	$19,204
Cash payments for taxes, net of refunds received	$392	$262

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross (Loss) Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to Offerpad’s Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad’s Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages and homes sold, unaudited)	September 30, 2025	June 30, 2025	September 30, 2024
Gross profit (GAAP)	$9,336	$14,189	$17,140
Gross margin	7.0%	8.9%	8.2%
Homes sold	367	452	615
Gross profit per home sold	$25.4	$31.4	$27.9
Adjustments:
Real estate inventory valuation adjustment - current period (1)	2,005	1,052	848
Real estate inventory valuation adjustment - prior period (2)	(1,056)	(1,556)	(535)
Interest expense capitalized (3)	951	1,240	1,367

Adjusted gross profit	$11,236	$14,925	$18,820
Adjusted gross margin	8.5%	9.3%	9.0%
Adjustments:
Direct selling costs (4)	(3,471)	(4,230)	(5,767)
Holding costs on sales - current period (5)(6)	(436)	(361)	(693)
Holding costs on sales - prior period (5)(7)	(435)	(507)	(341)
Other income, net (8)	151	244	512

Contribution profit	$7,045	$10,071	$12,531
Contribution margin	5.3%	6.3%	6.0%
Homes sold	367	452	615
Contribution profit per home sold	$19.2	$22.3	$20.4
Adjustments:
Interest expense capitalized (3)	(951)	(1,240)	(1,367)
Interest expense on homes sold - current period (9)	(1,252)	(1,342)	(1,865)
Interest expense on homes sold - prior period (10)	(1,823)	(1,866)	(1,687)

Contribution profit after interest	$3,019	$5,623	$7,612
Contribution margin after interest	2.3%	3.5%	3.7%
Homes sold	367	452	615

Contribution profit after interest per home sold	$8.2	$12.4	$12.4

(1)

Real estate inventory valuation adjustment – current period is the real estate inventory valuation adjustments recorded during the period presented associated with homes that remain in real estate inventory at period end.

(2)	Real estate inventory valuation adjustment – prior period is the real estate inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income, net principally represents interest income earned on our cash and cash equivalents.
(9)

Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

(10)

Represents interest expense under our senior and mezzanine secured credit facilities secured credit facilities and other senior secured debt incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	September 30, 2025	June 30, 2025	September 30, 2024
Net loss (GAAP)	$(11,604)	$(10,903)	$(13,537)
Net loss margin	(8.7%)	(6.8%)	(6.5%)
Change in fair value of warrant liabilities	987	(329)	(14)

Adjusted net loss	$(10,617)	$(11,232)	$(13,551)
Adjusted net loss margin	(8.0%)	(7.0%)	(6.5%)
Adjustments:
Interest expense	3,646	3,665	5,114
Amortization of capitalized interest (1)	951	1,240	1,367
Income tax expense	380	30	24
Depreciation and amortization	253	253	150
Amortization of stock-based compensation	815	1,257	715

Adjusted EBITDA	$(4,572)	$(4,787)	$(6,181)
Adjusted EBITDA margin	(3.4%)	(3.0%)	(3.0%)

(1)

Amortization of capitalized interest represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.